SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	April 17, 2013

GE Dealer Floorplan Master Note Trust
CDF Funding, Inc.
GE Commercial Distribution Finance Corporation

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor as specified in their respective charters)

Delaware

(State or Other Jurisdiction of Incorporation

333-115582
333-115582-03
333-130782
333-130782-02
333-158937-01

333-158937	20-1060484 (CDF Funding, Inc.)

(Commission File Numbers)	(I.R.S. Employer Identification No.)

5595 Trillium Boulevard, Hoffman Estates, Illinois	60192
(Address of Principal Executive Offices)	(Zip Code)

(847) 747-4043

(Registrant’s Telephone Number, Including Area Code)

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2013, GE Dealer Floorplan Master Note Trust and CDF Funding, Inc. filed a Form 8-K (the “Original Form 8-K”). This Form 8-K/A is being filed to correct an error in Exhibit 4.3 to the Original Form 8-K. Exhibit 4.3 to the Original Form 8-K is being replaced with Exhibit 4.3 filed with this Form 8-K/A.

The following amendments to material definitive agreements were entered into:

1.   Amendment No. 10 to Receivables Sale Agreement, dated as of  April 17, 2013 (“Amendment No. 10 to Receivables Sale Agreement”) among GE Commercial Distribution Finance Corporation, General Electric Capital Corporation, Brunswick Acceptance Company, LLC, Polaris Acceptance and CDF Funding, Inc.

2.   Amendment No. 11 to Receivables Purchase and Contribution Agreement, dated as of April 17, 2013, (“Amendment No. 11 to Receivables Purchase and Contribution Agreement”), between CDF Funding, Inc. and GE Dealer Floorplan Master Note Trust.

3.   Supplement No. 18 to Indenture, dated as of April 17, 2013 (“Supplement No. 18 to Indenture”), between GE Dealer Floorplan Master Note Trust and Deutsche Bank Trust Company Americas.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Document Description
4.1	Amendment No. 10 to Receivables Sale Agreement

4.2	Amendment No. 11 to Receivables Purchase and Contribution Agreement

4.3	Supplement No. 18 to Indenture

GEDFMNT Amendments 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDF FUNDING, INC.
(Registrant)

Dated:	April 23, 2013	By:	/s/ John E. Peak
		Name:	John E. Peak
		Title:	Vice President

 GEDFMNT Amendments 8-K